UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2011
G-III APPAREL GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 403-0500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 15, 2011, we entered into an Executive Transition Agreement with Neal Nackman, our Chief Financial Officer and Treasurer. The Executive Transition Agreement provides that if a Change in Control (as defined therein) occurs and, during the three months before a Change in Control or the two years after a Change in Control, Mr. Nackman is terminated by us without Cause (as defined therein) or resigns for Good Reason (as defined therein) he will be entitled to continuation of specified benefits and periodic severance payments totaling 1.5 times the sum of (a) his highest annual salary in effect during the one-year period before his termination of employment and (b) the average annual cash bonus he earned during our two fiscal years before the fiscal year of his termination of employment.
A copy of the form of Executive Transition Agreement is filed herewith as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) See “Item 1.01 Entry into a Material Definitive Agreement” above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Form of Executive Transition Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2011	G-III APPAREL GROUP, LTD.
	By:	/s/ Morris Goldfarb
		Name:	Morris Goldfarb
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Executive Transition Agreement.